Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TC Global, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 27, 2009, as filed with the Securities and Exchange Commission on November 12, 2009 (the “Report”), I, Andrew M. Wynne, Vice President and Chief Financial Officer (principal accounting officer) of the Company, certify, pursuant to 18 U.S.C.
§ 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANDREW M. WYNNE
Andrew M. Wynne
Vice President and Chief Financial Officer
(principal accounting officer)
November 12, 2009

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